                                                                    EXHIBIT 99.1




                                 DAN RIVER INC.
               NONQUALIFIED 401(K) AND DEFERRED COMPENSATION PLAN
                                       FOR
                   HIGHLY COMPENSATED EMPLOYEES AND DIRECTORS
                       AS EFFECTIVE AS OF JANUARY 1, 2001
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                                TABLE OF CONTENTS

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                                                                                                                   Page
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
ss. 1 EFFECTIVE DATE..............................................................................................   1


ss. 2 PURPOSE.....................................................................................................   1

         2.1.     General.........................................................................................   1
         2.2.     Highly Compensated Employees....................................................................   1
         2.3.     Directors.......................................................................................   1

ss. 3 DEFINITIONS.................................................................................................   1

         3.1.     Account.........................................................................................   1
         3.2.     Affiliate.......................................................................................   2
         3.3.     Beneficiary.....................................................................................   2
         3.4.     Board...........................................................................................   2
         3.5.     Bonus...........................................................................................   2
         3.6.     Committee.......................................................................................   2
         3.7.     Company.........................................................................................   2
         3.8.     Compensation....................................................................................   2
         3.9.     Deferred Compensation Account...................................................................   2
         3.10.    Director........................................................................................   2
         3.11.    Distribution Date...............................................................................   3
         3.12.    401(k) Plan.....................................................................................   3
         3.13.    401(k) Deferral Account.........................................................................   3
         3.14.    401(k) Matching Account.........................................................................   3
         3.15.    Highly Compensated Employee.....................................................................   3
         3.16.    Meeting Fees....................................................................................   3
         3.17.    Participant.....................................................................................   3
         3.18.    Plan............................................................................................   3
         3.19.    Retainer........................................................................................   3
         3.20.    Salary..........................................................................................   4

ss. 4 ELIGIBILITY.................................................................................................   4

ss. 5 DEFERRAL ELECTIONS..........................................................................................   4

         5.1.     Elections.......................................................................................   4
         5.2.     Effective Deferral Election.....................................................................   5
         5.3.     Election Deadlines..............................................................................   5
         5.4.     Irrevocable Election............................................................................   5
         5.5.     Election Revocation.............................................................................   5
         5.6.     Timing of Credits...............................................................................   5
         5.7.     Refunds.........................................................................................   6

ss. 6 Matching Contributions......................................................................................   6


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
ss. 7  ADJUSTMENT TO ACCOUNTS.....................................................................................   7

         7.1.     401(k) Deferral Account and 401(k) Matching Account.............................................   7
         7.2.     Deferred Compensation Account...................................................................   7
         7.3.     Timing..........................................................................................   7

ss. 8  DISTRIBUTION...............................................................................................   7

         8.1.     Lump Sum or Installments........................................................................   7
         8.2.     Death...........................................................................................   8
         8.3.     Emergency.......................................................................................   8
         8.4.     Claims Procedure................................................................................   8

ss. 9  ADMINISTRATION.............................................................................................   8

         9.1.     Powers..........................................................................................   8
         9.2.     Expenses and Reliance...........................................................................   9
         9.3.     Statements......................................................................................   9
         9.4.     Incompetents....................................................................................   9
         9.5.     Address.........................................................................................   9

ss. 10 AMENDMENT AND TERMINATION..................................................................................   9

ss. 11 MISCELLANEOUS..............................................................................................  10

         11.1.    General Assets..................................................................................  10
         11.2.    No Liability....................................................................................  10
         11.3.    No Assignment; Binding Effect...................................................................  10
         11.4.    Construction....................................................................................  10
         11.5.    No Contract of Employment.......................................................................  10


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                                 DAN RIVER INC.
               NONQUALIFIED 401(K) AND DEFERRED COMPENSATION PLAN
                                       FOR
                   HIGHLY COMPENSATED EMPLOYEES AND DIRECTORS

                                     ss. 1

                                 EFFECTIVE DATE

         This Plan has been adopted by the Company effective as of January 1, 2001.

                                     ss. 2

                                     PURPOSE

                  2.1. General. The purpose of this Plan is to let Highly Compensated Employees and Directors defer compensation.

                  2.2. Highly Compensated Employees. This Plan will let each Highly Compensated Employee elect to make deferrals which exceed the deferrals the tax law likely will let him or her make under the 401(k) Plan from his or her Salary or from his or her Bonus and to receive a match on such deferrals under this Plan in his or her 401(k) Matching Account based on the matching contribution rate under the 401(k) Plan. This Plan also will let each Highly Compensated Employee elect to make deferrals to his or her Deferred Compensation Account.

                  2.3. Directors. This Plan will let each Director elect to defer all or a part of his or her Retainer or Meeting Fees to his or her Deferred Compensation Account.

                                     ss. 3

                                   DEFINITIONS

                  3.1. Account for purposes of this Plan shall mean the bookkeeping account maintained by the Company on its books and records at the Committee's direction to show for each Participant as of any date all contributions made by or on behalf of such Participant under this Plan, any adjustments made in accordance with ss. 7, and any distributions to such Participant under ss. 8, which Account may include three sub-accounts--a 401(k) Deferral Account, a Deferred Compensation Account and a 401(k) Matching Account.

                  3.2. Affiliate for purposes of this Plan shall mean any organization designated as such by the Committee and, if the Committee designates an organization as an "Affiliate", the Committee shall designate the first date as of which such organization shall be treated as an Affiliate and, further, the Committee shall have the right to terminate such designation at any time after such date.

                  3.3. Beneficiary for purposes of this Plan shall mean for each Participant the person designated as such by the Participant on the form provided for this purpose or, if no such person is so designated or if no such person survives the Participant, the Participant's estate.

                  3.4. Board for purposes of this Plan shall mean the Board of Directors of the Company.

                  3.5. Bonus for purposes of this Plan shall mean a Highly Compensated Employee's total cash bonus as set by the Company or an Affiliate for a calendar year and as determined before any deductions are made for any reason from such bonus.

                  3.6. Committee for purposes of this Plan shall mean the Compensation Committee of the Board or its delegate.

                  3.7. Company for purposes of this Plan shall mean Dan River Inc. and any successor to Dan River Inc.

                  3.8. Compensation for purposes of this Plan shall have the same meaning given such term under the 401(k) Plan.

                  3.9. Deferred Compensation Account for purposes of this Plan shall mean the sub-account maintained under a Participant's Account to show the portion of his or her deferrals elected under ss. 5 which have been credited to this sub-account.

                  3.10. Director for purposes of this Plan shall mean for any calendar year any individual (other than an individual who is an employee of the Company) who is a member of the Board for such year.

                  3.11. Distribution Date for purposes of this Plan shall mean for each Participant the date set by the Committee for the distribution of his or her Account, which date shall be as soon as practicable after the Committee determines that a Highly Compensated Employee's employment with the Company or an Affiliate has terminated (or such Affiliate's status as such has been terminated) or a Director's status as such has terminated.

                  3.12. 401(k) Plan for purposes of this Plan shall mean the Dan River Inc. 401(k) Plan, as amended from time to time.

                  3.13. 401(k) Deferral Account for purposes of this Plan shall mean the sub-account maintained under a Participant's Account to show the portion of his or her deferrals elected under ss. 5 which have been credited to this sub-account.


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                  3.14.    401(k) Matching Account for purposes of this Plan
shall mean the sub-account maintained under a Participant's Account to show the credits which have been made to such sub-account.

                  3.15. Highly Compensated Employee for purposes of this Plan shall mean for each calendar year (1) each employee of the Company or an Affiliate who is treated as a "Highly Compensated Employee" under the 401(k) Plan for such current calendar year as a result of his or her ownership in the Company or his or her compensation from the Company or an Affiliate in the immediately preceding calendar year and (2) each other employee of the Company or an Affiliate (i) who was first employed by the Company or an Affiliate in such current calendar year or in such immediately preceding calendar year and
(ii) who would have been treated as a Highly Compensated Employee under the 401(k) Plan for such current calendar year as a result of his or her compensation from the Company or an Affiliate in the immediately preceding calendar year if his or her compensation in such immediately preceding calendar year has been the same as his or her compensation in the current calendar year.

                  3.16. Meeting Fees for purposes of this Plan shall mean the fees which are payable to a Director exclusively for attending a meeting of the Board or a meeting of a committee of the Board.

                  3.17. Participant for purposes of this Plan shall mean an individual for whom an Account is maintained under this Plan.

                  3.18. Plan shall mean this Dan River Inc. Nonqualified 401(k) and Deferred Compensation Plan for Highly Compensated Employees and Directors, as amended from time to time.

                  3.19. Retainer for purposes of this Plan shall mean all fees which are payable to a Director for services as a member of the Board except Meeting Fees.

                  3.20. Salary for purposes of this Plan shall mean a Participant's total base salary and commissions as set by the Company or an Affiliate for a calendar year as determined before any deductions are made for any reason from any such salary and commissions.

                                     ss. 4

                                   ELIGIBILITY

         Each employee of the Company or an Affiliate who is a Highly Compensated Employee for a calendar year after 2000 and who is designated by the Committee as eligible to participate in this Plan for such year and each individual who is a Director for a calendar year after 2000 may participate in this Plan for such calendar year if he or she timely makes a deferral election under ss. 5 for such calendar year.


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                                     ss. 5

                               DEFERRAL ELECTIONS

                  5.1.     Elections.

                           (a)      Highly Compensated Employees.

                                    (1)      401(k) Deferral Account. A Highly
                                             Compensated Employee who is
                                             described in ss. 4 may elect
                                             annually under this ss. 5 on the
                                             form provided for this purpose to
                                             defer (in 1% increments) for credit
                                             to his or her 401(k) Deferral
                                             Account a percentage of his or her
                                             Salary otherwise payable to him or
                                             to her by the Company each pay day
                                             during any calendar year and a
                                             percentage of his or her Bonus
                                             otherwise payable to him or to her
                                             during such calendar year. The
                                             percentage for each Highly
                                             Compensated Employee's Salary for
                                             each calendar year may be set in
                                             writing by the Committee before the
                                             beginning of such calendar year
                                             and, if the Committee sets such
                                             percentage before the beginning of
                                             such year, such percentage shall
                                             remain in effect for the entire
                                             calendar year. If the Committee
                                             fails to set such percentage in
                                             writing before the beginning of a
                                             calendar year, such percentage
                                             shall be from 1% to 10%. The
                                             percentage for a Highly Compensated
                                             Employee's Bonus shall be from 1%
                                             to 15%.

                                    (2)      Deferred Compensation Account. A
                                             Highly Compensated Employee who is
                                             described in ss. 4 may elect
                                             annually under this ss. 5 on the
                                             form provided for this purpose to
                                             defer (in 1% increments) for credit
                                             to his or her Deferred Compensation
                                             Account all or any portion of his
                                             or her Salary or Bonus otherwise
                                             payable to him or to her during
                                             such calendar year which is not
                                             deferred under ss. 5.1(a)(1).

                           (b) Directors. A Director who is described in ss. 4 may elect annually under this ss. 5 on the form provided for this purpose to defer (in 1% increments) for credit to his or her Deferred Compensation Account all or any portion of his or her Retainer and Meeting Fees, or Retainer or Meeting Fees, otherwise payable to him by the Company for any calendar year.


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                  5.2.     Effective Deferral Election. Any annual deferral
election described in ss. 5.1 shall become effective for a calendar year only if the related election form is completed and filed with the Committee by the deadline set forth in ss. 5.3.

                  5.3.     Election Deadlines.

                           (a)      General Rule. A deferral election under
                                    this ss. 5 shall be effective for a calendar year only if delivered to the Committee before the beginning of such calendar year.

                           (b) Special Rule. If an individual first becomes eligible to participate in this Plan during a calendar year, his or her deferral election under this ss. 5 for such calendar year shall be effective for such calendar year if delivered to the Committee before the end of the 30 day period which starts on the date the individual first becomes eligible to participate in this Plan, but such election shall not apply to any Salary, Bonus, Retainer or Meeting Fee which is otherwise payable before the end of such 30 day period.

                  5.4. Irrevocable Election. Any election made under this ss. 5 which is effective for any calendar year shall be irrevocable for the calendar year for which the election is made.

                  5.5. Election Revocation. An election which has become effective for any calendar year automatically shall be revoked effective as of the first day of the immediately following calendar year.

                  5.6. Timing of Credits. The deferrals elected under this ss. 5 shall be credited to a Participant's Account as of the date the related Salary, Bonus, Retainer or Meeting Fee would have been payable to the Highly Compensated Employee or Director absent an effective deferral election under this ss. 5.

                  5.7. Refunds. The Committee shall have the right to let any employee of the Company make a deferral election under this ss. 5 for any calendar year if the Committee reasonably believes that he or she will be a Highly Compensated Employee for such calendar year. However, if the Committee thereafter determines that he or she is not a Highly Compensated Employee, the Committee promptly shall revoke such election and shall direct the Company to refund (without interest) any deferrals made for such calendar year to such employee.

                                     ss. 6

                             Matching Contributions

                  The Company as of each date in each calendar year that a credit is made to a Highly Compensated Employee's 401(k) Deferral Account under ss. 5 shall credit a contribution to his 401(k) Matching Account equal to "A" plus "B" minus "C", where


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

                  "A" equals 50% of the credit made as of such date to such Participant's 401(k) Deferral Account to the extent that such credit is based on the first 2% of his or her Salary and the first 2% of his or her Bonus, if any, otherwise payable as of such date,

                  "B" equals 25% of the credit made as of such date to such Participant's 401(k) Deferral Account to the extent that such credit is based on the next 4% of his or her Salary and the next 4% of his or her Bonus, if any, otherwise payable as of such date, and

                  "C" equals the matching contribution which would have been made to the Participant's account as of such date under the 401(k) Plan (after taking into account all the terms, conditions and limitations under the terms of such plan with respect to making matching contributions) if the Participant had elected to contribute the "matching percentage" of his or her Compensation to the 401(k) Plan for such calendar year. The "matching percentage" for each Highly Compensated Employee for each calendar year may be set in writing by the Committee before the beginning of such calendar year and, if the Committee sets such percentage before the beginning of such year, such percentage shall remain in effect for the entire calendar year. If the Committee fails to set such "matching percentage" in writing before the beginning of a calendar year, such percentage shall be 5%.

A Participant's interest in his or her 401(k) Matching Account will be forfeited or vested to the same extent that his or her matching contributions under the 401(k) Plan are forfeited or vested upon a termination of his or her employment with the Company or an Affiliate.

                                     ss. 7

                             ADJUSTMENT TO ACCOUNTS

                  7.1. 401(k) Deferral Account and 401(k) Matching Account. The credits made to each Participant's 401(k) Deferral Account and 401(k) Matching Account shall be adjusted to reflect the hypothetical investment of such accounts, and the Committee in its discretion may based such adjustments on the actual performance of the investments elected by the Participant under the 401(k) Plan or on the performance of such other hypothetical investments as the Committee decides to make available for this purpose under this Plan. The Company at the direction of the Committee may establish sub-accounts as a part of each Participant's 401(k) Deferral Account and 401(k) Matching Account to show all such adjustments.

                  7.2. Deferred Compensation Account. The credits made to each Participant's Deferred Compensation Account shall be adjusted periodically based on


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the interest credit rate set from time to time by the Committee. The Committee from time to time shall advise Participants of such interest credit rate.

                  7.3. Timing. The adjustments to an Account described in this ss. 7 shall start as of the date a credit is first made to such Account under ss. 5 or ss. 6 and shall continue until the date the Participant's Account has been fully distributed pursuant to ss. 8.

                                     ss. 8

                                  DISTRIBUTION

                  8.1. Lump Sum or Installments. The Company shall distribute, or shall begin to distribute, a Participant's Account as of his or her Distribution Date. A Participant shall have the right (on the form provided for this purpose) to elect whether the distribution of his or her Account shall be made in a lump sum or in installments, and his or her Account shall be distributed in accordance with such election if the election is effective on his or her Distribution Date. An election shall be effective on a Participant's Distribution Date if such Distribution Date is on or after the first anniversary of the date the related election form is delivered to the Committee and, if such Distribution Date is on or after the first anniversary of the date more than one election form has been delivered to the Committee, the effective election shall be the election made on the last such election form delivered to the Committee. If a Participant fails to make an election or no election is effective on a Participant's Distribution Date, the distribution shall be made in a lump sum. A Participant shall have the right to elect that his Account be distributed in either:

                           (a)      a lump sum; or

                           (b) monthly installments paid over a period which does not exceed 10 years, where the amount of each such monthly installment shall be determined by dividing the balance in a Participant's Account immediately before the date as of which such installment is paid by the number of monthly installments then remaining to be paid (including in such number the then payable monthly installment).

If a Participant's Account is $10,000 or less on his or her Distribution Date, such Account automatically shall be paid in a lump sum.

                  8.2. Death. If a Participant dies before the complete distribution of his or her Account, any remaining balance shall be distributed to the Participant's Beneficiary in the distribution form then in effect for such Participant's Account if such Beneficiary is an individual. If such Beneficiary is not an individual, then the distribution shall be made in a lump sum as soon as practicable following the date of the Participant's death.


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                  8.3.     Emergency. If a Participant incurs an emergency which
is reasonably unforeseeable, the Participant may make a written request to the Committee for an emergency distribution from his or her Account. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident, the destruction or loss of the Participant's home or property due to an act of God or any other similar extraordinary and reasonably unforeseeable circumstances arising as a result of events reasonably beyond the control of the Participant, as determined in the sole discretion of the Committee. A distribution made under this ss. 8.3 shall be made only to the extent the Committee determines that such distribution is reasonably needed to satisfy the Participant's emergency.

                  8.4. Claims Procedure. If a Participant makes a claim for the distribution of his or her Account and the Committee denies such claim, the Committee shall effect such denial in accordance with the claims procedure regulations set forth under the Employee Retirement Income Security Act of 1974, as amended, for claims under a deferred compensation plan and shall provide the Participant the opportunity to appeal any such denial in accordance with such regulations.

                                     ss. 9

                                 ADMINISTRATION

                  9.1. Powers. This Plan shall be administered by the Committee, and the Committee shall have the absolute and complete authority, duty and power to interpret and construe the provisions of this Plan as the Committee deems appropriate, including the final authority to determine eligibility for benefits under this Plan, and to take any other action in connection with the operation or administration of this Plan which the Committee deems fair and appropriate under the circumstances. The Committee shall maintain Plan records, make the requisite calculations and authorized distributions. Interpretations, determinations, regulations and calculations made by the Committee shall be final and binding on all affected persons.

                  9.2. Expenses and Reliance. Any expenses incurred in the administration of this Plan shall be paid by the Company. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Committee with respect to this Plan.

                  9.3. Statements. The Committee shall furnish individual annual statements of Account balances to each Participant and each Beneficiary in such form as determined by the Committee.

                  9.4. Incompetents. If the Committee determines that an individual is unable to manage his or her financial affairs, the Committee may pay such individual's Account to a conservator or other person legally charged with such individual's care, or to the institution then contributing toward or providing for the care and maintenance of


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

such individual. Any such payment shall constitute a complete discharge of any liability of the Company, the Committee and this Plan for such individual.

                  9.5. Address. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her Beneficiary. The Committee shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her Beneficiary had died at the end of such three-year period.

                                     ss. 10

                            AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate this Plan at any time by action of the Committee. The Committee upon the termination of this Plan shall have the right in its sole discretion to accelerate the timing of distributions and make all distributions in the form of a lump sum. No amendment or termination shall directly or indirectly reduce the balance of any Account as of the effective date of such amendment or termination. No additional contributions will be made to a Participant's Account under this Plan after termination of this Plan, but adjustments under ss. 7 shall continue to be credited to the Account of each Participant under this Plan until the entire Account has been fully distributed to such Participant or to his or her Beneficiary.

                                     ss. 11

                                  MISCELLANEOUS

                  11.1. General Assets. All distributions to, or on behalf of, a Participant under this Plan shall be made from the Company's general assets, and any claim by a Participant or by his or her Beneficiary against the Company for any distribution under this Plan shall be treated the same as a claim of any general and unsecured creditor of the Company.

                  11.2. No Liability. No Participant and no Beneficiary shall have the right to look to, or have any claim whatsoever against, any officers, director, employee or agent of the Company or any member of the Committee in his or her individual capacity for the distribution of any Account.

                  11.3. No Assignment; Binding Effect. No Participant or Beneficiary shall have the right to alienate, assign, commute or otherwise encumber an Account for any purpose whatsoever, whether through a domestic relations order or otherwise, and any attempt to do so shall be disregarded as completely null and void. The provisions of this Plan shall be binding on each Participant and Beneficiary and on the Company.

                  11.4. Construction. This Plan shall be construed in accordance with the laws of the Commonwealth of Virginia except to the extent such laws are preempted by


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

federal law. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever. All references to sections shall be to sections to this Plan. All references to the singular shall include the plural and all references to the plural shall include the singular. All definitions in this Plan shall apply exclusively to this Plan.

                  11.5. No Contract of Employment. A Director's or Highly Compensated Employee's participation in this Plan shall not constitute a contract of employment or a right to continue to serve on the Board for any particular term or for any particular rate of compensation, and participation in this Plan shall have no bearing whatsoever on such term or compensation or on any other conditions of employment or for membership on the Board.


                                     DAN RIVER INC.



                                     BY:
                                        ---------------------------------------

                                     TITLE:
                                           ------------------------------------


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